Warburg, Pincus Equity Partners, L.P.
ZymoGenetics, Inc. (ZGEN)
March 5, 2008

                                  Exhibit 99.1
                                  ------------

                  Joint Filers' Names and Addresses Information


     1.     Name:       Warburg Pincus & Co.
            Address:    466 Lexington Avenue
                        New York, New York 10017

     2.     Name:       Warburg Pincus Partners, LLC
            Address:    466 Lexington Avenue
                        New York, New York 10017

     3.     Name:       Warburg Pincus LLC
            Address:    466 Lexington Avenue
                        New York, New York 10017

     4.     Name:       Charles R. Kaye
            Address:    c/o Warburg Pincus LLC
                        466 Lexington Avenue
                        New York, New York 10017

     5.     Name:       Joseph P. Landy
            Address:    c/o Warburg Pincus LLC
                        466 Lexington Avenue
                        New York, New York 10017


Designated Filer: Warburg, Pincus Equity Partners, L.P.
Issuer & Ticker Symbol: ZymoGenetics, Inc. (ZGEN)
Date of Event Requiring Statement: March 5, 2008